99.1 SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014 HEALTHCARE TRUST OF AMERICA, INC. NYSE: HTA Healthcare Trust of America, Inc. A Leading Owner and Operator of Medical Office Buildings Exhibit 99.2

Table of Contents 2 Company Overview Company Information 3 Current Period Highlights 4 Financial Highlights 5 Company Snapshot 6 Financial Information Funds From Operations, Normalized Funds From Operations and Normalized Funds Available for Distribution 7 Market Capitalization and Debt Composition 8 Interest Expense and Covenants 9 Portfolio Information 2014 Acquisition Activity and Historical Acquisition Activity 10 Regional Portfolio Distribution and Key Market Concentration 11 Same-Property Performance and Net Operating Income 12 Portfolio Diversification by Type and Historical Campus Proximity 13 Tenant Lease Expirations and Historical Leased Rate 14 Top 15 Health System Relationships and In-House Property Management 15 Health System Relationship Highlights 16 Condensed Consolidated Balance Sheets 17 Condensed Consolidated Statements of Operations 18 Reporting Definitions 19 SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward- looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Senior Management Scott D. Peters Kellie S. Pruitt Mark D. Engstrom Chairman, Chief Executive Officer, Chief Financial Officer, Secretary, Executive Vice President - and President and Treasurer Acquisitions Amanda L. Houghton Robert A. Milligan Executive Vice President - Executive Vice President - Asset Management Corporate Finance Contact Information Corporate Headquarters Financial Contact Investor Relations 16435 North Scottsdale Road Kellie S. Pruitt Robert A. Milligan Suite 320 Chief Financial Officer Executive Vice President - Corporate Finance Scottsdale, AZ 85254 16435 North Scottsdale Road 16435 North Scottsdale Road (480) 998-3478 Suite 320 Suite 320 Scottsdale, AZ 85254 Scottsdale, AZ 85254 Transfer Agent (480) 258-6637 (480) 998-3478 DST Systems, Inc. Email: kelliepruitt@htareit.com Email: robertmilligan@htareit.com 430 West 7th Street Kansas City, MO 64105 (888) 801-0107 Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are predominately located on or aligned with campuses of nationally or regionally recognized healthcare systems in the U.S. Since its formation in 2006, HTA has built a portfolio of properties that total approximately $3.2 billion based on purchase price and is comprised of approximately 14.6 million square feet of gross leasable area (GLA) located in 27 states. HTA has developed a national property management and leasing platform which it directs through its primary regional offices located in Albany, Atlanta, Boston, Charleston, Dallas, Indianapolis, Miami, Pittsburgh and Scottsdale. At the end of the second quarter, approximately 90% of HTA’s total portfolio GLA was managed internally on this platform. 3 SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

Current Period Highlights Operating • Normalized FFO: Increased 21.9% to $43.5 million, compared to Q2 2013. • Normalized FFO Per Share: $0.18 per diluted share, an increase of $0.02 per diluted share, or 12.5%, compared to Q2 2013. • Normalized FAD: $0.16 per diluted share, or $39.3 million, an increase of $0.02 per diluted share, or 14.3%, compared to Q2 2013. The payout ratio of Normalized FAD was 88% for the second quarter. • Same-Property Cash NOI: Increased 3.1%, compared to Q2 2013. Portfolio • Acquisitions: During the quarter, HTA acquired $211.5 million of high quality medical office buildings (96% leased and approximately 484,000 square feet of GLA). The acquisitions include properties located in the key markets of Boston, Miami, and Raleigh. • Leasing: During the quarter, HTA entered into new or renewal leases on approximately 475,000 square feet of GLA, or approximately 3.3% of its portfolio. Tenant retention for the quarter was approximately 86% by GLA. • Leased Rate: At the end of the quarter, the leased rate by GLA was 91.5%, an increase from 91.3% a year ago. The leased rate increased 30 basis points from 91.2% as of March 31, 2014. • In-House Property Management and Leasing Platform: HTA expanded its in-house property management and leasing platform by approximately 529,000 square feet of GLA during the quarter, bringing total in-house GLA to 13.1 million square feet of GLA, or 90% of the portfolio’s GLA. Balance Sheet and Liquidity • Balance Sheet: At the end of the quarter, HTA had total liquidity of $777.2 million, including $644.5 million of availability on its unsecured revolving credit facility and $132.7 million of cash and cash equivalents. The leverage ratio of net debt to total net capitalization was 32.3%. • Credit Rating Upgrade: In May 2014, Standard & Poor’s upgraded HTA’s investment grade credit rating to BBB, with a stable outlook. • Capital Raising: In June 2014, HTA issued and sold $300.0 million of 7-year senior unsecured notes at an interest rate of 3.375% per annum. During the quarter, HTA raised approximately $18.3 million through the sale of common stock at an average price of $11.86 per share through our ATM program. Net proceeds from the bond and equity issuances were used to fund acquisitions, repay secured mortgages and the outstanding balance on the unsecured revolving credit facility and for general corporate purposes. 4 SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION

SECOND QUARTER 2014

Financial Highlights

(unaudited and in thousands, except per share data)

	Three Months Ended				
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
INCOME ITEMS:					
Revenues	$ 89,671	$ 91,304	$ 84,132	$ 82,984	$ 77,624
NOI [1,2]	62,607	61,715	59,521	57,147	54,995
Annualized Adjusted EBITDA [1,3]	243,248	227,320	223,948	213,280	195,514
Normalized FFO [1,4]	43,529	42,364	40,054	37,931	35,699
Normalized FAD [1,4]	39,285	38,727	34,928	33,777	32,002
Net Income Attributable to					
Common Stockholders per share - diluted	$ 0.01	$ 0.02	$ 0.02	$ 0.02	$ 0.06
Normalized FFO per share - diluted	0.18	0.18	0.17	0.16	0.16
Normalized FAD per share - diluted	0.16	0.16	0.15	0.14	0.14
Same-Property Cash NOI Growth	3.1%	3.0%	3.0%	3.2%	3.4%
Fixed Charge Coverage Ratio [5]	3.47x	3.45x	3.34x	3.19x	3.11x

	As of				
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
ASSETS:					
Gross Real Estate Investments	$ 3,194,514	$ 2,976,476	$ 2,972,929	$ 2,823,337	$ 2,671,901
Total Assets	3,014,571	2,735,246	2,752,334	2,681,520	2,574,753
CAPITALIZATION:					
Total Debt	$ 1,520,445	$ 1,232,282	$ 1,214,241	$ 1,125,792	$ 1,114,204
Total Stockholders' Equity	1,346,568	1,359,204	1,387,206	1,405,806	1,330,518
Total Market Capitalization [6]	4,426,874	3,963,924	3,570,077	3,632,471	3,681,556
Total Debt/Total Market Capitalization [7]	32.3%	31.1%	34.0%	31.0%	30.3%

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1. Refer to page 19 for the reporting definitions on NOI, Annualized Adjusted EBITDA, Normalized FFO and Normalized FAD.
2. Refer to page 12 for a reconciliation of GAAP Net Income to NOI.
3. Refer to page 19 for a reconciliation of GAAP Net Income to Annualized Adjusted EBITDA.
4. Refer to page 7 for a reconciliation of GAAP Net Income Attributable to Common Stockholders to Normalized FFO and FAD.
5. Calculated as EBITDA divided by interest expense (excluding change in the fair market value of derivatives) and scheduled principal payments.
6. Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period plus total debt outstanding at the end of the period. Refer to Page 8 for details.
7. Represented as Total Net Debt/Total Net Market Capitalization for 2Q 2014.

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Presence in 27 States (based on GLA) Company Snapshot as of June 30, 2014 ________________ 1. Includes the impact of interest rate swaps. Gross real estate investments (billions) $3.2 Total portfolio gross leasable area (GLA) (square feet in millions) 14.6 Leased rate 91.5% Portfolio tenant retention rate (YTD) 81% Investment grade tenants (based on annualized base rent) 42% Credit rated tenants (based on annualized rent) 58% % of GLA on-campus/aligned 96% Weighted average remaining lease term for all buildings (years) 6.3 Weighted average remaining lease term for single-tenant buildings (years) 8.5 Weighted average remaining lease term for multi-tenant buildings (years) 5.1 Credit ratings Baa2(Stable)/BBB(Stable) Cash and cash equivalents (millions) $132.7 Total net debt to total net capitalization 32.3% Weighted average interest rate per annum on portfolio debt1 3.88% Building Type (based on GLA) 6 Hospitals 5% Senior Care 4% Medical Office Buildings 91% TX 13% FL 12% AZ 9% IN 9% PA 8% Other 30% GA 5% NY 6% SC 8% SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

Financial Information

Funds From Operations (FFO), Normalized Funds From Operations (Normalized FFO) and Normalized Funds Available for Distribution (Normalized FAD)

(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2014	2013	2014	2013
Net income attributable to common stockholders	$ 2,855	$ 14,025	$ 8,147	$ 15,376
Depreciation and amortization expense	33,602	29,583	68,544	58,144
FFO	$ 36,457	$ 43,608	$ 76,691	$ 73,520
FFO per share - basic	$ 0.15	$ 0.19	$ 0.32	$ 0.33
FFO per share - diluted	$ 0.15	$ 0.19	$ 0.32	$ 0.33
Acquisition-related expenses	4,869	658	5,845	1,683
Listing expenses	—	—	—	4,405
Net (gain) loss on change in the fair value of derivative financial instruments	2,580	(8,922)	3,421	(10,528)
Gain on extinguishment of debt	(365)	—	(365)	—
Noncontrolling income (loss) from operating partnership units included in diluted shares	(12)	203	92	211
Other normalizing items	—	152	209	558
Normalized FFO	$ 43,529	$ 35,699	$ 85,893	$ 69,849
Normalized FFO per share - basic	$ 0.18	$ 0.16	$ 0.36	$ 0.32
Normalized FFO per share - diluted	$ 0.18	$ 0.16	$ 0.36	$ 0.31
Normalized FFO	$ 43,529	$ 35,699	$ 85,893	$ 69,849
Other income	(14)	(10)	(40)	(18)
Non-cash compensation expense	866	343	2,254	908
Straight-line rent adjustments, net	(1,553)	(1,631)	(3,653)	(3,369)
Amortization of below and above market leases, net	607	520	1,275	1,070
Deferred revenue - tenant improvement related	(139)	(179)	(272)	(310)
Amortization of deferred financing costs and debt discount/premium	553	833	1,114	1,647
Recurring capital expenditures, tenant improvements and leasing commissions	(4,564)	(3,573)	(8,559)	(6,313)
Normalized FAD	$ 39,285	$ 32,002	$ 78,012	$ 63,464
Normalized FAD per share - basic	$ 0.17	$ 0.14	$ 0.33	$ 0.29
Normalized FAD per share - diluted	$ 0.16	$ 0.14	$ 0.32	$ 0.29
Weighted average number of shares outstanding:				
Basic	238,025	225,610	237,658	221,380
Diluted	240,551	227,780	240,189	222,585

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SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

Market Capitalization and Debt Composition

as of June 30, 2014

(in thousands)

Market Capitalization[1]

Secured Mortgage Debt	$ 466,995
Unsecured Term Loans	455,000
Unsecured Senior Notes	600,000
Unsecured Credit Facility	—
Net premium (discount)	(1,550)
Total Debt	**$ 1,520,445**
Stock price (as of June 30, 2014)	12.04
Total Diluted Common Shares Outstanding	241,397
Equity Market Capitalization	**$ 2,906,429**
Total Capitalization	**$ 4,426,874**
Total Undepreciated Assets	**$ 3,523,613**
Total Net Debt/Total Net Capitalization[2]	**32.3%**
Total Debt/Total Capitalization	**34.3%**
Total Debt/Total Undepreciated Assets	**43.2%**
Net Debt to Adjusted EBITDA Ratio[2]	**5.7x**


Secured Debt 10.5%
Unsecured Debt 23.8%
Equity 65.7%

Debt Composition

Security	Stated Rate[3]	Effective Rate[4]	2014	2015	2016	2017	2018	Thereafter	Total
Revolving Credit Facility due 2016[5,6]	1.45%	1.45%	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Secured Mortgages	5.42%	5.63%	4,621	74,592	124,189	102,744	14,880	145,969	466,995
Unsecured Term Loan due 2018[6]	1.35%	2.30%	—	—	—	—	300,000	—	300,000
Unsecured Term Loan due 2019	1.85%	2.99%	—	—	—	—	—	155,000	155,000
Unsecured Senior Notes due 2021	3.38%	3.38%	—	—	—	—	—	300,000	300,000
Unsecured Senior Notes due 2023	3.70%	3.70%	—	—	—	—	—	300,000	300,000
Net premium (discount)									(1,550)
Total Debt	3.51%	3.88%	$ 4,621	$ 74,592	$ 124,189	$ 102,744	$ 314,880	$ 900,969	$ 1,520,445

1. Totals may not add due to rounding.
2. Total Net Debt and Total Net Capitalization exclude Cash and Cash Equivalents of $132,719.
3. The stated rate on the debt instrument as of June 30, 2014.
4. The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of June 30, 2014.
5. Rate does not include the 25bps facility fee that is payable on the entire $650 million revolving commitment.
6. Does not reflect the 1-year extension option which could extend the Revolver to 2017 and the Term Loan to 2019.

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SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014 Covenants Bank Loans Required June 30, 2014 Total Leverage 60% 44% Secured Leverage 30% 14% Tangible Net Worth 1,297 1,786 Fixed Charge Coverage 1.65x 3.47x Unencumbered Leverage 60% 41% Unencumbered Coverage 1.75x 6.14x Senior Notes Required June 30, 2014 Total Leverage 60% 44% Secured Leverage 40% 14% Unencumbered Asset Coverage 150% 251% Interest Coverage 1.50x 3.30x Three Months Ended June 30, Six Months Ended June 30, 2014 2013 2014 2013 Interest related to derivative financial instruments $ 1,370 $ 996 $ 2,715 $ 2,361 Net (gain) loss on change in fair value of derivative financial instruments 2,580 (8,922) 3,421 (10,528) Total interest expense and net change in the fair value of derivative financial instruments 3,950 (7,926) 6,136 (8,167) Interest related to debt 11,779 12,240 23,683 23,558 Total interest expense $ 15,729 $ 4,314 $ 29,819 $ 15,391 Interest expense excluding net change in the fair market value of derivatives $ 13,149 $ 13,236 $ 26,398 $ 25,919 Interest Expense Interest Expense and Covenants (in thousands) 9

SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

2014 Acquisitions and Historical Acquisition Activity
as of June 30, 2014

2014 Acquisition Activity

Property	Property Location	Date Acquired	% Leased at Acquisition	Purchase Price[1]	GLA[1]
Tufts Medical Center (Biewend and Tupper)	Boston, MA	June 2014	100%	$ 148,100	252
Sunset Professional and Kendall MOBS	Miami, FL	June 2014	81	27,900	112
Johnston Professional Building	Baltimore, MD	June 2014	100	24,000	79
3100 Blue Ridge	Raleigh, NC	June 2014	100	11,500	41
Total				$ 211,500	484

Historical Acquisition Activity

	Purchase Price[1]	% of Total	GLA[1]	% of Total
2014	$ 211,500	6.6%	484	3.3%
2013	397,826	12.4	1,475	10.1
2012	294,937	9.2	1,358	9.3
2011	68,314	2.1	306	2.1
2010	802,148	25.0	3,530	24.2
2009	455,950	14.2	2,251	15.5
2008	542,976	16.9	2,919	20.0
2007	413,150	12.9	2,247	15.5
Subtotal	3,186,801	99.3	14,570	100.0
Mortgage note receivable	23,520	0.7	N/A	N/A
Total Historical Acquisitions	$ 3,210,321	100%	14,570	100%
Dispositions/Mortgage note receivable payments[2]	(11,250)	(0.3)	N/A	N/A
Total Investment	$ 3,199,071			

1. GLA and purchase price are in thousands. GLA is based on measurements at time of acquisition.
2. Based on acquisition purchase price.

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SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

Portfolio Information
as of June 30, 2014

Regional Portfolio Distribution

Regional Portfolio Distribution	Investment[1]	% of Investment	Total Market GLA (SF)[1]	% of Portfolio	Annualized Base Rent[1]	% of Annualized Base Rent
Southwest	$ 1,010,428	31.7%	4,199	28.8%	$ 89,552	31.0%
Southeast	916,584	28.8	4,373	30.0	85,466	29.6
Northeast	703,508	22.1	3,086	21.2	63,630	22.0
Midwest	556,281	17.4	2,908	20.0	50,133	17.4
Total	$ 3,186,801	100%	14,566	100%	$ 288,781	100%

Key Market Concentration

Key Markets Concentration	Investment[1]	% of Investment	Total Market GLA (SF)[1]	% of Portfolio	Annualized Base Rent[1]	% of Annualized Base Rent
Boston, MA	$ 248,100	7.8%	611	4.2%	$ 17,203	6.0%
Dallas, TX	223,448	7.0	682	4.7	18,423	6.4
Phoenix, AZ	219,571	6.9	1,152	7.9	20,967	7.3
Albany, NY	179,253	5.6	879	6.0	16,256	5.6
Greenville, SC	179,070	5.6	965	6.6	17,139	5.9
Miami, FL	155,607	4.9	752	5.2	15,282	5.3
Houston, TX	151,766	4.8	692	4.8	15,766	5.5
Pittsburgh, PA	148,612	4.6	1,094	7.4	19,901	6.8
Atlanta, GA	133,293	4.2	597	4.1	11,199	3.9
Indianapolis, IN	117,650	3.7	850	5.8	11,654	4.0
Denver, CO	75,100	2.4	260	1.8	5,960	2.1
Raleigh, NC	56,000	1.7	285	2.0	5,675	1.9
Total	$ 1,887,470	59.2%	8,819	60.5%	$ 175,425	60.7%

1. In thousands.

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SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

Same-Property Performance and Net Operating Income

Same-Property Performance[1]

	Three Months Ended			Sequential		Year - Over - Year	
	6/30/2014	3/31/2014	6/30/2013	Change	% Change	Change	% Change
Rental Revenue	$ 61,904	$ 61,296	$ 60,640	$ 608	1.0%	$ 1,264	2.1%
Tenant Recoveries	13,540	15,617	13,443	(2,077)	-13.3	97	0.7
Total Rental Income	75,444	76,913	74,083	(1,469)	-1.9%	1,361	1.8%
Expenses	21,623	23,792	21,882	(2,169)	-9.1	(259)	-1.2
Same-Property Cash NOI[2]	$ 53,821	$ 53,121	$ 52,201	$ 700	1.3%	$ 1,620	3.1%

	Three Months Ended		
	6/30/2014	3/31/2014	6/30/2013
Number of Buildings	265	265	265
GLA	12,735	12,735	12,735
Leased SF, end of period	11,597	11,576	11,592
Leased %, end of period	91.1%	90.9%	91.0%

Net Operating Income

	Three Months Ended June 30,	
	2014	2013
Net income	$ 2,883	$ 14,233
General and administrative expenses	5,903	6,217
Acquisition-related expenses	4,869	658
Depreciation and amortization expense	33,602	29,583
Interest expense and net change in fair value of derivative financial instruments	15,729	4,314
Gain on extinguishment of debt	(365)	—
Other income	(14)	(10)
NOI	$ 62,607	$ 54,995
NOI percentage growth	13.8%	
NOI	$ 62,607	$ 54,995
Straight-line rent adjustments, net	(1,553)	(1,631)
Amortization of below and above market leases, net	607	520
Lease termination fees	—	(3)
Cash NOI	61,661	53,881
Notes receivable interest income	(564)	(546)
Non Same-Property Cash NOI	(7,276)	(1,134)
Same-Property Cash NOI	$ 53,821	$ 52,201
Same-Property Cash NOI percentage growth	3.1%	

1. GLA, revenues, expenses, NOI and leased square feet are in thousands.
2. Same-Property Cash NOI excludes properties which have not been owned and operated during the entire span of all periods reported or are expected to be sold in the near term, notes receivable interest income, and certain non-routine items.

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SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

Portfolio Diversification by Type and Historical Campus Proximity

Portfolio Diversification by Type
as of June 30, 2014

	Number of Buildings	Number of States	GLA[1]	% of Total GLA	Annualized Base Rent[1]	% of Annualized Base Rent
Medical Office Buildings:						
Single-tenant	78	17	3,411	23.4%	$ 71,311	24.7%
Multi-tenant	198	23	9,919	68.1	186,119	64.5
Other Healthcare Facilities:						
Hospitals	10	4	655	4.5	22,614	7.8
Seniors housing	9	3	581	4.0	8,737	3.0
Total	295	27	14,566	100%	$ 288,781	100%

	Number of Buildings	Number of States	GLA[1]	% of Total GLA	Annualized Base Rent[1]	% of Annualized Base Rent
Net-Lease/Gross Lease:						
Net lease	186	25	9,120	62.6%	$ 185,758	64.3%
Gross lease	109	15	5,446	37.4	103,023	35.7
Total	295	27	14,566	100%	$ 288,781	100%

Historical Campus Proximity

	GLA as of				
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Off-Campus Aligned	21%	22%	22%	24%	24%
On-Campus	75	74	74	72	72
On-Campus/Aligned	96%	96%	96%	96%	96%
Off-Campus Non-Aligned	4	4	4	4	4
Total	100%	100%	100%	100%	100%

1. GLA and Annualized Base Rent are in thousands.

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SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

Tenant Lease Expirations and Historical Leased Rate

Tenant Lease Expirations
as of June 30, 2014

Expiration	Number of Leases Expiring	Total GLA of Expiring Leases[1]	% of Leased GLA	Annualized Base Rent of Expiring Leases[1]	% of Total Annualized Base Rent
Month-to-month	126	234	1.8%	$ 4,859	1.7%
Third quarter 2014	56	124	0.9	2,479	0.9
Fourth quarter 2014	82	197	1.5	3,829	1.3
2014	138	321	2.4	6,308	2.2
2015	308	807	6.1	18,518	6.4
2016	308	1,314	9.9	26,984	9.3
2017	314	1,365	10.2	28,393	9.8
2018	271	1,554	11.7	32,013	11.1
2019	188	1,003	7.5	23,686	8.2
2020	145	739	5.5	15,769	5.5
2021	158	1,331	10.0	26,200	9.1
2022	120	886	6.6	20,931	7.2
2023	45	679	5.1	12,891	4.5
Thereafter	168	3,095	23.2	72,229	25.0
Total	2,289	13,328	100%	$ 288,781	100%

Historical Leased Rate
(End of Period)

	As of				
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Total Portfolio Leased Rate	91.5%	91.2%	91.6%	91.4%	91.3%
On-Campus/Aligned Leased Rate	91.7%	91.4%	92.0%	91.8%	91.6%
Off-Campus Leased Rate	85.7%	85.2%	83.4%	82.7%	84.3%

1. GLA and annualized base rent are in thousands.

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Top 15 Health System Relationships as of June 30, 2014 ________________ 1. GLA and annualized base rent are in thousands. Weighted Average % of Remaining Total % of Annualized Annualized Lease Credit Leased Leased Base Base Health System Term Rating GLA 1 GLA Rent1 Rent Highmark 8 A- 871 6.5% $ 16,121 5.6% Greenville Hospital System 10 A1 761 5.7 13,724 4.8 Hospital Corp of America 5 B1 356 2.7 8,449 2.9 Community Health Systems 4 B1 327 2.4 7,227 2.5 Steward Health Care System 13 B3 317 2.4 7,344 2.6 Aurora Health Care 10 A3 315 2.4 6,684 2.3 Indiana University Health 3 Aa3 294 2.2 4,751 1.6 Deaconess Health System 9 A+ 261 2.0 4,011 1.4 Tufts Medical Center 13 BBB 252 1.9 9,108 3.2 Banner Health 7 AA+ 207 1.6 4,339 1.5 Capital District Physicians Health Plan 2 NR 198 1.4 3,027 1.0 Catholic Health Partners 3 A1 165 1.2 2,692 0.9 Wellmont Health System 8 BBB+ 158 1.2 2,690 0.9 Rush University Medical Center 6 A2 137 1.0 4,547 1.6 Blue Cross and Blue Shield of Florida, Inc. 16 A+ 117 0.9 3,189 1.1 Top 15 Total 4,736 35.5% $ 97,903 33.9% 15 SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014 As of June 30, 2014, HTA’s national property management and leasing platform managed 13.1 million square feet of GLA, or 90% of total portfolio GLA. HTA continues to roll out its national property management and leasing platform to additional markets, including approximately 529,000 square feet of GLA which transitioned to the HTA platform during the second quarter of 2014. In-House Property Management In-House SF (Single-Tenant) In-House SF (Multi-Tenant) 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 2011 2012 2013 6/30/2014

Health System Relationship Highlights Forest Park Medical Center (NR), headquartered in Dallas, Texas, is a leading physician-owned health system focused on private-pay hospitals in key markets. With medical center locations in Dallas, Frisco, and Southlake, and plans to expand to Fort Worth, Austin, and San Antonio, Forest Park will include over 280 beds and 70 operating suites upon completion, in world-class facilities. Greenville Health System (A1), located in Greenville, South Carolina, is a nonprofit academic delivery system and is one of the largest health systems in the state of South Carolina with six medical campuses, eight outpatient centers, five acute care hospitals, two specialty hospitals, four long-term care facilities, outpatient facilities, a wellness center, and research and academics – including the University of South Carolina School of Medicine- Greenville and Clemson University. The system has 1,358 beds, approximately 1,306 physicians included in medical staff, and approximately 12,000 employees. Highmark (A-), based in Pittsburgh, Pennsylvania, is among the largest health insurers in the United States and the fourth largest Blue Cross and Blue Shield-affiliated company. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark’s mission is to make high quality health care easily accessible, understandable and affordable. Hospital Corporation of America (B1), Nashville-based HCA was one of the nation’s first hospital companies. Today, they are the nation’s leading provider of healthcare services, a company comprised of locally managed facilities that includes about 165 hospitals and 115 freestanding surgery centers in 20 states and England and employing approximately 204,000 people. Approximately four to five percent of all inpatient care delivered in the country today is provided by HCA facilities. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve. Indiana University Health (Aa3), based in Indianapolis, Indiana, is Indiana’s most comprehensive healthcare system. A unique partnership with Indiana University School of Medicine, one of the nation’s leading medical schools, gives patients access to innovative treatments and therapies. IU Health is comprised of hospitals, physicians and allied services dedicated to providing preeminent care throughout Indiana and beyond. Piedmont Healthcare (Aa3), based in Atlanta, Georgia, is the Atlanta region’s premier community healthcare system. Founded in 1905, Piedmont is driven by the mission to create a system committed to compassion, advanced treatments, access to care and strong connections to make their patients, communities and region better. What started as a single hospital a century ago has grown into an integrated healthcare system with five hospitals and close to 100 physician and specialist offices across greater Atlanta and North Georgia. Steward Health Care System (B3), located in Boston, Massachusetts, is a community-based accountable care organization and community hospital network with more than 17,000 employees serving more than one million patients annually. The system includes 11 hospitals and over 2,000 beds that reach over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Medical Group, Steward Health Care network, and Steward Home Care. Tenet Healthcare System (B1), located in Dallas, Texas, is a leading health care services company, through its subsidiaries operates 77 acute care hospitals, 186 outpatient centers, and Conifer Health Solutions, which provides business process solutions to more than 700 hospitals and other clients nationwide. Tenet's hospitals and related health care facilities are committed to providing high quality care to patients in the communities they serve. Tufts Medical Center (BBB), located in Boston, Massachusetts, is a 415-bed academic medical center, providing everything from routine and emergency care to treating the most complex diseases and injuries affecting adults and children throughout New England. It is the principal teaching hospital for Tufts University School of Medicine, conducting groundbreaking medical and health policy research and is in the top 15 percent of independent institutions receiving federal research funding. Tufts Medical Center is obsessively focused on delivering the highest quality care to all their patients. 16 SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

Condensed Consolidated Balance Sheets (unaudited and in thousands, except share data) June 30, 2014 December 31, 2013 ASSETS Real estate investments: Land $ 249,116 $ 203,001 Building and improvements 2,520,405 2,358,071 Lease intangibles 424,993 411,857 3,194,514 2,972,929 Accumulated depreciation and amortization (509,042) (445,938) Real estate investments, net 2,685,472 2,526,991 Real estate notes receivable 13,520 28,520 Cash and cash equivalents 132,719 18,081 Restricted cash and escrow deposits 19,350 18,114 Receivables and other assets, net 114,459 110,285 Other intangibles, net 49,051 50,343 Total assets $ 3,014,571 $ 2,752,334 LIABILITIES AND EQUITY Liabilities: Debt, net $ 1,520,445 $ 1,214,241 Accounts payable and accrued liabilities 81,198 82,893 Derivative financial instruments - interest rate swaps 5,685 5,053 Security deposits, prepaid rent and other liabilities 34,032 35,339 Intangible liabilities, net 11,686 11,797 Total liabilities 1,653,046 1,349,323 Commitments and contingencies Redeemable noncontrolling interest of limited partners 3,264 3,262 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 238,909,961 and 236,880,614 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively 2,389 2,369 Additional paid-in capital 2,146,545 2,126,897 Cumulative dividends in excess of earnings (802,366) (742,060) Total stockholders’ equity 1,346,568 1,387,206 Noncontrolling interest 11,693 12,543 Total equity 1,358,261 1,399,749 Total liabilities and equity $ 3,014,571 $ 2,752,334 17 SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share data) Three Months Ended June 30, Six Months Ended June 30, 2014 2013 2014 2013 Revenues: Rental income $ 88,946 $ 77,005 $ 179,398 $ 153,246 Interest income from real estate notes receivable 725 619 1,577 1,239 Total revenues 89,671 77,624 180,975 154,485 Expenses: Rental 27,064 22,629 56,653 46,598 General and administrative 5,903 6,217 12,202 12,665 Acquisition-related 4,869 658 5,845 1,683 Depreciation and amortization 33,602 29,583 68,544 58,144 Listing — — — 4,405 Total expenses 71,438 59,087 143,244 123,495 Income before other income (expense) 18,233 18,537 37,731 30,990 Other income (expense): Interest expense: Interest related to derivative financial instruments (1,370) (996) (2,715) (2,361) Net gain (loss) on change in the fair value of derivative financial instruments (2,580) 8,922 (3,421) 10,528 Total interest related to derivative financial instruments, including net change in the fair value of derivative financial instruments (3,950) 7,926 (6,136) 8,167 Interest related to debt (11,779) (12,240) (23,683) (23,558) Gain on extinguishment of debt 365 — 365 — Other income 14 10 40 18 Net income $ 2,883 $ 14,233 $ 8,317 $ 15,617 Net income attributable to noncontrolling interests (28) (208) (170) (241) Net income attributable to common stockholders $ 2,855 $ 14,025 $ 8,147 $ 15,376 Earnings per common share - basic: Net income attributable to common stockholders $ 0.01 $ 0.06 $ 0.03 $ 0.07 Earnings per common share - diluted: Net income attributable to common stockholders $ 0.01 $ 0.06 $ 0.03 $ 0.07 Weighted average number of common shares outstanding: Basic 238,025 225,610 237,658 221,380 Diluted 240,551 227,780 240,189 222,585 18 SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): Is presented on an assumed annualized basis. HTA defines Adjusted EBITDA as net income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, acquisition-related expenses and non-cash compensation expense. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. The following is a reconciliation of our net income, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Pro Forma Impact is presented to show the additional EBITDA that would have resulted if all acquisitions were completed on the first day of the quarter. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for June 2014 by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Credit Ratings: Credit ratings of our tenants or their parent companies. Funds from Operations (FFO): HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO, as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment write-downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real asset values have historically risen or fallen based on market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. FFO should be reviewed in connection with other GAAP measurements. Gross Leasable Area (GLA): Gross leasable area (in square feet). Gross Real Estate Investments: Based on acquisition price and includes two portfolios of real estate notes receivable. Leased Rate: Leased rate represents the percentage of total gross leasable area that is leased, including month-to-month leases and leases that are signed but not yet commenced, as of the date reported. Three Months Ended June 30, 2014 Adjusted EBITDA Net income $ 2,883 Add: Depreciation and amortization 33,602 Interest expense and net change in fair value of derivative financial instruments 15,729 EBITDA 52,214 Acquisition-related expenses 4,869 Non-cash compensation expense 866 Pro Forma Impact 2,863 Adjusted EBITDA 60,812 Annualized Adjusted EBITDA $ 243,248 19 SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014

Reporting Definitions (continued) Normalized Funds Available for Distribution (Normalized FAD): HTA computes Normalized FAD, which excludes from Normalized FFO other income or expense, non-cash compensation expense, straight-line rent adjustments, amortization of below and above market leases, deferred revenue - tenant improvement related, amortization of deferred financing costs and debt premium/discount and recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its ability to fund its ongoing dividends. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (Normalized FFO): HTA computes Normalized FFO, which excludes from FFO acquisition-related expenses, listing expenses, net gain or loss on change in the fair value of derivative financial instruments, gain or loss on the extinguishment of debt, noncontrolling income or loss from operating partnership units included in diluted shares and other normalizing items. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund our needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Off-Campus:  A building or portfolio that is not located on or adjacent to key hospital based-campuses and is not aligned with recognized healthcare systems. On-Campus/Aligned:  On-campus refers to a property that is located on or adjacent to a healthcare system. Aligned refers to a property that is not on the campus of a healthcare system, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements, Leasing Commissions: Represents amounts paid for (i) recurring capital expenditures required to maintain and re-tenant our properties, (ii) second generation tenant improvements, and iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Tenant Retention Rate is defined as the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (Same-Property Cash NOI): Same-Property Cash NOI excludes properties which have not been owned and operated during the entire span of all periods reported or are expected to be sold in the near term, notes receivable interest income, and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. 20 SUPPLEMENTAL OPERATING AND FINANCIAL INFORMATION SECOND QUARTER 2014 Net Operating Income (NOI):  NOI is a non-GAAP financial measure that is computed as net income or loss (computed in accordance with GAAP) before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, listing expenses, interest expense and net change in the fair value of derivative financial instruments, gain or loss on extinguishment of debt and other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the evaluation of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements. Cash Net Operating Income (Cash NOI):  Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of below and above market leases and lease termination fees. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.